Exhibit 99.1

Joint Filer Information

Name:                                           Defiante Farmaceutica, L.D.A.

Address:                                      Rua dos Ferreiros
                                                      260 Funchal
                                                      Madeira, Portugal - 19000-082

Designated Filer:                        Sigma-Tau Finanzaria S.p.A.

Issuer & Ticker Symbol:            SciClone Pharmaceuticals, Inc. (SCLN)

Date of Earliest

Transaction Required

to be Reported:                            10/01/07

Signature:                                       /s/ Maurizio Terenzi
                                                       Name:  Maurizio Terenzi
                                                       Title:    Proxy Holder Authorized
                                                       DEFIANTE FARMACEUTICA, L.D.A.